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                                   FORM 8-A/A

                                 AMENDMENT NO. 1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                          AT&T WIRELESS SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                                   91-1379052
(State of incorporation or organization)                (I.R.S Employer
                                                      Identification No.)
    7277 164TH AVENUE NE, BUILDING 1                         98052
           REDMOND, WASHINGTON
(Address of principal executive offices)                   (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


                                                                    NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED                             EACH CLASS IS TO BE REGISTERED
---------------------------------------                         ----------------------------------------
COMMON STOCK, PAR VALUE $.01 PER SHARE                                  NEW YORK STOCK EXCHANGE
PREFERRED SHARE PURCHASE RIGHTS                                         NEW YORK STOCK EXCHANGE


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-59174
(If applicable)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE
                              (TITLE OF EACH CLASS)
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

     The undersigned registrant hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission on June 26, 2001, as follows:


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Item 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 26, 2001 by the undersigned registrant is hereby amended by adding to the last paragraph of such Item the following:

     In connection with the appointment of Mellon Investor Services, LLC to replace Equiserve Trust Company, N.A. as rights agent, on October 16, 2002, AT&T Wireless Services, Inc. amended and restated its Rights Agreement, dated as of June 18, 2001, between AT&T Wireless Services, Inc. and Equiserve Trust Company, N.A., to reflect the change of rights agent and to make certain related technical changes. The Amended and Restated Rights Agreement is dated as of September 1, 2002. The foregoing description is qualified in its entirety by the full text of the Amended and Restated Rights Agreement, which is attached hereto as Exhibit 5 and is incorporated herein by reference.


ITEM 2.  EXHIBITS.

1. Registration Statement on Form S-1 (Commission File No. 333-59174), filed April 18, 2001, as amended by Amendment Nos. 1, 2 and 3 on June 11, 2001, June 20, 2001, and June 21, 2001, respectively (incorporated herein by reference).
2. Restated Certificate of Incorporation of the Registrant, as amended to date (filed as Exhibit 3.01 to Registration Statement on Form S-4 (Commission File No. 333-66592), filed August 2, 2001, and incorporated herein by reference).
3. Restated Bylaws of the Registrant, as amended to date (filed as Exhibit 3.3 to the Annual Report on Form 10-K, filed March 28, 2002, and incorporated herein by reference).
4. Specimen Certificate for shares of common stock, par value $0.01 per share, of the Registrant (filed as Exhibit 4.1 to Registration Statement on Form S-1/A (Commission File No. 333-59174), filed June 20, 2001, and incorporated herein by reference).
5. Amended and Restated Preferred Stock Purchase Rights Agreement, dated as of September 1, 2002, between AT&T Wireless Services, Inc. and Mellon Investor Services LLC, as rights agent.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                   AT&T WIRELESS SERVICES, INC.



Dated:  October 16, 2002                     By: /s/ Benjamin F. Stephens
                                                 ----------------------------
                                                 Name: Benjamin F. Stephens
                                                 Title: Senior Corporate Counsel

                                  EXHIBIT INDEX

1. Registration Statement on Form S-1 (Commission File No. 333-59174), filed April 18, 2001, as amended by Amendment Nos. 1, 2 and 3 on June 11, 2001, June 20, 2001, and June 21, 2001, respectively (incorporated herein by reference).

2. Restated Certificate of Incorporation of the Registrant, as amended to date (filed as Exhibit 3.01 to Registration Statement on Form S-4 (Commission File No. 333-66592), filed August 2, 2001, and incorporated herein by reference).

3. Restated Bylaws of the Registrant, as amended to date (filed as Exhibit 3.3 to the Annual Report on Form 10-K, filed March 28, 2002, and incorporated herein by reference).

4. Specimen Certificate for shares of common stock, par value $0.01 per share, of the Registrant (filed as Exhibit 4.1 to Registration Statement on Form S-1/A (Commission File No. 333-59174), filed June 20, 2001, and incorporated herein by reference).

5. Amended and Restated Preferred Stock Purchase Rights Agreement, dated as of September 1, 2002, between AT&T Wireless Services, Inc. and Mellon Investor Services LLC, as rights agent.